Exhibit 1.1

Executed

$750,000,000

CITIZENS FINANCIAL GROUP, INC.

3.250% SENIOR NOTES DUE 2030

UNDERWRITING AGREEMENT

April 27, 2020

April 27, 2020

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citizens Capital Markets, Inc.

28 State Street

Boston, Massachusetts 02109

as Representatives of the several Underwriters

Ladies and Gentlemen:

Citizens Financial Group, Inc. (the “Company”), proposes to issue and sell to Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Citizens Capital Markets, Inc., as representatives (the “Representatives”) of the several underwriters listed on Schedule I hereto (the “Underwriters”), an aggregate of $750,000,000 principal amount of its 3.250% Senior Notes due 2030 (the “Securities”), to be issued under an indenture (the “Base Indenture”), dated as of October 28, 2015, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a fifth supplemental indenture thereto to be dated as of April 30, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus, on Form S-3 (File No. 333-227792), relating to securities (the “Shelf Securities”), including the Securities, to be issued, offered and sold from time to time by the Company or any selling securityholder. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 11, 2018 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus dated April 27, 2020 together with the documents and pricing information set forth in Section A of Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and initially became effective within three years prior to the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

(b)    (i) At the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) under the Securities Act made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.

(c)    (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(d)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)    The Company and each of its significant subsidiaries as defined in Rule 1-02 of Regulation S-X under the Securities Act (each a “Significant Subsidiary”) (i) has been duly organized and is validly existing and in good standing (to the extent that such concept is applicable) under the laws of the jurisdiction of its incorporation and (ii) is duly qualified to do business and is in good standing (to the extent that such concept is applicable) in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct its business as described in the Time of Sale Prospectus, except where the failure to be so qualified or be in good standing (to the extent such concept is applicable) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, management, stockholders’ equity, prospects or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(f)    The Company has no Significant Subsidiaries other than those listed on Schedule III hereto.

(g)    (i) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”) and the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and has made an effective election to become a financial holding company under the Bank Holding Company Act and the Federal Reserve Board’s Regulation Y; and (ii) Citizens Bank, N.A. is validly existing as a national banking association under the laws of the United States of America.

(h)    This Agreement has been duly authorized, executed and delivered by the Company.

(i)    The Base Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. The Supplemental Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming due execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(j)    The Indenture and the Securities conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)    The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and when issued and authenticated in accordance with the provisions of the Indenture, the Securities will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

(l)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus; the shares of common stock outstanding have been duly authorized and are validly issued, fully paid and non-assessable; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (subject, in the case of Citizens Bank, N.A., to 12 U.S.C §55) and, in the case of Citizens Bank, N.A., are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(m)    The statements relating to legal matters, documents or proceedings, as applicable, included in (A) the Time of Sale Prospectus and the Prospectus under the caption “Description of the Notes” and (B) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the captions “Part I, Item 1—Business— Regulation and Supervision” and “Part I, Item 3—Legal Proceedings” (except as disclosed elsewhere in the Time of Sale Prospectus, the Prospectus or the Registration Statement, as applicable), in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings, as applicable, referred to therein, fairly summarize in all material respects such matters, documents or proceedings, and the statements in the Time of Sale Prospectus and Prospectus under the heading “Material U.S. Federal Tax Consequences”, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

(n)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of (i) the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iii) any applicable law or judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture and the Securities.

(o)    No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders or qualifications as have been obtained or may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and applicable state securities laws and foreign securities laws in connection with the offer and sale of the Securities.

(p)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(q)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending or threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or by others, to which the Company or any of its subsidiaries is a party or to which any property or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture and the Securities; and (ii) there are no current or pending Actions or statutes, regulations, contracts or other documents that are required under the Securities Act to be described in or filed as exhibits to the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or filed with the Registration Statement.

(r)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s)    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t)    The Company and its subsidiaries are not subject to any claim in connection with their respective businesses, operations or properties, alleging liability or responsibility for violation of any Federal, state, local or foreign statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement or governmental restriction relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems, except for claims which, if adversely determined, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(v)    Neither the Company nor any of its subsidiaries or affiliates under the control of the Company (“controlled affiliates”), nor, to the knowledge of the Company, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates or other person associated with or acting on behalf of the Company or any of its subsidiaries or controlled affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulations implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and have instituted policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(w)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, commonly known as the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and are and have been conducted at all times in compliance with the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(x)    (i) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)    the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State (including, without limitation, through designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union (“EU”), or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), or

(B)    located, organized or resident in a country or territory that is the subject or target of Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine, except to the extent authorized by OFAC or otherwise authorized under applicable law).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine, except to the extent authorized by OFAC or otherwise authorized under U.S. law); or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than purchases of its capital stock in accordance with its publicly disclosed 2019 Capital Plan and ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y)    The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or violation of the asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(aa)    No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing, threatened or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(bb)    Except as disclosed in the Registration Statement and the Time of Sale Prospectus, the Company and each of its subsidiaries are in compliance with all applicable laws administrated by the Federal Reserve Board, the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Consumer Financial Protection Bureau (the “CFPB”) and any other federal, non-U.S. or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries (together with the Federal Reserve Board, the OCC, the FDIC and the CFPB, “Bank Regulatory Authorities”) and securities, commodities and other financial regulatory authorities with jurisdiction over the Company or any of its subsidiaries, except to the extent that noncompliance would not have, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The deposit accounts that are eligible for FDIC insurance of Citizens Bank, N.A. are insured to the fullest extent permitted by law and the rules and regulations of the FDIC and there are no proceedings for the termination or revocation of such insurance pending or, to the best knowledge of the Company, threatened. Neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, cease and desist order, order of prohibition or suspension, written commitment, supervisory agreement, or written agreement or other written statement as described under 12 U.S.C. 1818(u) (a “Regulatory Order”) with any of the Bank Regulatory Authorities nor have the Company or any of its subsidiaries (i) been advised in writing by any of the Bank Regulatory Authorities or (ii) to the knowledge of the Company been advised other than in writing by any of the Bank Regulatory Authorities that it is contemplating issuing or requesting any of the foregoing, in each case except as described in the Registration Statement and the Time of Sale Prospectus (provided that in the case of any Regulatory Order that the Company is prohibited from disclosing, such description in the Registration Statement and the Time of Sale Prospectus may be limited to the material effects of such Regulatory Order).

(cc)    The Company and Citizens Bank, N.A. are “well capitalized,” as defined under the applicable Federal Reserve Board, OCC and FDIC regulations. Citizens Bank, N.A. has a Community Reinvestment Act rating of at least “Satisfactory.”

(dd)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ee)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(ff)    The Company and its subsidiaries maintain a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)    The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. Non-GAAP financial information included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, if any, complies with the requirements of Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly the information shown therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Time of Sale Prospectus under the Securities Act or the applicable rules and regulations of the Commission thereunder.

(hh)    Deloitte & Touche LLP, who has audited the Company’s consolidated financial statements incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, is an independent auditor with respect to the Company and its subsidiaries within the meaning of the Securities Act (and the applicable rules and regulations of the Commission thereunder) and the Public Company Accounting Oversight Board (United States).

(ii)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and, except as described in the Time of Sale Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(jj)    The Company has filed all reports and other materials required to be filed by Sections 13(a), 14 or 15(d) of the Exchange Act during the period that it has been required to do so.

(kk)    The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm) The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act Regulations) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

(nn)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)    (A) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any material security breach or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and are not aware of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented reasonable controls, policies, procedures and technological safeguards designed to maintain and protect the integrity, availability, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2.	[Reserved.]

3.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a price equal to 99.431% of the principal amount thereof, plus accrued interest, if any, from April 30, 2020 to the Closing Date (the “Purchase Price”) the principal amount of Securities set forth in Schedule I hereto opposite the name of such Underwriter.

The Company hereby agrees that it will not, for the period from the date of the Prospectus through and including the Closing Date, without first obtaining the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the Securities sold to the Underwriters pursuant to this Agreement.

4.    Terms of Public Offering. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Time of Sale Prospectus and the Prospectus, their respective portions of the Securities as soon after the execution of this Agreement as the Representatives, in their sole judgment, have determined is advisable and practicable.

5.    Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company, at 10:00 a.m., New York City time, on April 30, 2020, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Global Note will be made available for inspection by the Representatives not later than 5:00 P.M., New York City time, on the business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by any withholding required by law.

6.    Conditions to Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)    No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

(b)    The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and the Company shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change (other than a notice of a possible upgrading), in the rating accorded any of the securities of the Company or any of its subsidiaries or affiliates by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(d)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(c)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)    The Underwriters shall have received on the Closing Date an opinion and letter of Sullivan & Cromwell LLP, counsel for the Company, dated the Closing Date, with respect to such matters and in such form as is reasonably satisfactory to the Representatives. The opinion of Sullivan & Cromwell LLP described in this Section 6(e) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)    The Underwriters shall have received on the Closing Date an opinion of Stephen T. Gannon, Executive Vice President, General Counsel and Chief Legal Officer of the Company, with respect to such matters and in such form as is reasonably satisfactory to the Representatives.

(g)    The Underwriters shall have received on the Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters and in such form as is reasonably satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)    The Supplemental Indenture shall have been duly executed and delivered by each of the Company and the Trustee, the Securities shall have been duly executed and delivered by the Company and the Securities shall have been duly authenticated by the Trustee.

(j)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate, dated the date hereof or the Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company with respect to such matters and in such form as is reasonably satisfactory to the Representatives.

(k)    The Underwriters shall have received such other documents as you may reasonably request with respect to other matters related to the sale of the Securities.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to you, without charge, 4 signed copies of the Registration Statement (excluding exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to (i) make any offer relating to the Securities that would constitute a free writing prospectus or (ii) use or refer to any proposed free writing prospectus, in each case without your prior consent, provided that the prior consent of the Underwriters shall have been deemed to have been given in respect of any free writing prospectuses listed in Schedule II to this Agreement.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if during such time any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Securities for offer and sale under state or foreign securities laws of such jurisdictions as you shall reasonably request, provided that in connection therewith, the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or subject itself to taxation in any such jurisdiction where it is not now so subject.

(h)    To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the Company’s option, Rule 158 under the Securities Act).

(i)    To prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Annex A hereto, and file such final term sheet pursuant to Rule 433(d) within the time required by such rule (such term sheet, the “Final Term Sheet”).

(j)    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k)    If, before all the Securities have been sold by the Underwriters , the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities in such form as is reasonably satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(l)    Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

8.    [Reserved.]

9.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b) under the Securities Act, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or World Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state or foreign jurisdictions’ securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $15,000, in the aggregate, in connection with such qualification and in connection with the Blue Sky or World Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters in an amount (in the case of reimbursable fees and disbursements of counsel to the Underwriters) not to exceed $35,000 in the aggregate, incurred in connection with the review and qualification of the offering of the Securities by FINRA, (v) the fees and expenses of the Trustee and its counsel, (vi) the fees and expenses of any rating agency rating the Securities, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, provided, however, that 50% of the cost of any aircraft chartered or used in connection with the road show shall be paid by the Underwriters, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make. The Company agrees to pay or cause to be paid all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

10.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter. Notwithstanding the foregoing, the Underwriters may use the Final Term Sheet without further consent of the Company.

11.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers and directors, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate in such proceeding and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded there may be legal defenses available to it that are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate principal amount of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

12.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any national exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement which, for the purposes of this Section 13, shall not include termination by the Underwriters under clauses (i), (iii), (iv) or (v) of Section 12, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.	Recognition of the U.S. Special Resolution Regimes

(i)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)    The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

16.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.    Submission to Jurisdiction. The Company hereby irrevocably submits to the exclusive jurisdiction of the U.S. Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Securities or any transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Securities or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and each Underwriter irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of (a) Barclays Capital Inc., 745 Seventh Ave., New York, NY 10019 Attn: Syndicate Registration (Fax: 646-834-8133), (b) Credit Suisse Securities (USA) LLC, 11 Madison Ave., New York, NY 10010 Attn: IBCM-Legal (Fax: 212-325-4296), (c) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: High Grade Syndicate Desk – 3rd Floor (Fax: 212-834-6081), (d) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division (Phone: 212-761-6691) (Fax: 212-507-8999), and (e) Citizens Capital Markets, Inc., 28 State Street, Boston, MA 02109, and if to the Company shall be delivered, mailed or sent to Law Department, 28 State Street, 28th Floor, Boston, MA 02109, Attention: General Counsel.

Very truly yours,

Citizens Financial Group, Inc.

By:	/s/ Thomas H. Loeffler
Name:	Thomas H. Loeffler
Title:	Executive Vice President and Deputy Treasurer

Accepted as of the date hereof

By:	Barclays Capital Inc.

By:	/s/ Kenneth Chang
Name:	Kenneth Chang
Title:	MD

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Brian Carlin
Name:	Brian Carlin
Title:	Director

By:	J.P. Morgan Securities LLC

By:	/s/ Stephen Sheiner
Name:	Stephen Sheiner
Title:	Executive Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Ian Drewe
Name:	Ian Drewe
Title:	ED

By:	Citizens Capital Markets, Inc.

By:	/s/ Michael F. Newcomb II
Name:	Michael F. Newcomb II
Title:	Managing Director

SCHEDULE I

Underwriter	Principal Amount of Securities To Be Purchased
Barclays Capital Inc.	$136,500,000

Credit Suisse Securities (USA) LLC	$136,500,000

J.P. Morgan Securities LLC	$136,500,000

Morgan Stanley & Co. LLC	$136,500,000

Citizens Capital Markets, Inc.	$136,500,000

BofA Securities, Inc.	$11,250,000

Citigroup Global Markets Inc.	$11,250,000

Deutsche Bank Securities Inc.	$11,250,000

Mizuho Securities USA LLC	$11,250,000

UBS Securities LLC	$11,250,000

Wells Fargo Securities, LLC	$11,250,000

Total:	$750,000,000

SCHEDULE II

A. Time of Sale Prospectus

1.	Preliminary Prospectus issued April 27, 2020

2.	Final Term Sheet

SCHEDULE III

Significant Subsidiaries

Citizens Bank, N.A.

ANNEX A

CITIZENS FINANCIAL GROUP, INC.

$750,000,000 3.250% SENIOR NOTES DUE 2030

PRICING TERM SHEET DATED APRIL 27, 2020

The following information relates to Citizens Financial Group, Inc.’s offering of its

3.250% Senior Notes due 2030 and should be read together with the preliminary prospectus supplement dated April 27, 2020 and the accompanying prospectus dated

October 11, 2018 (collectively, the “Preliminary Prospectus”), including the documents incorporated by reference therein. This information supersedes the information in the

Preliminary Prospectus to the extent it is inconsistent with the information in the

Preliminary Prospectus.

Issuer:	Citizens Financial Group, Inc.
Aggregate Principal Amount:	$750,000,000
Securities:	3.250% Senior Notes due 2030 (the “Notes”)
Expected Ratings / Outlook*:	[RESERVED]
Ranking:	Senior Unsecured Notes
Format:	SEC Registered
Authorized Denominations:	$2,000 x $1,000
Trade Date:	April 27, 2020
Settlement Date**:	April 30, 2020 (T+3)
Maturity Date:	April 30, 2030
Benchmark:	1.500% Treasury due February 15, 2030
Benchmark Price & Yield:	107-29+; 0.664%
Re-offer Spread:	+ 260 bps
Yield to Maturity:	3.264%
Coupon:	3.250%
Public Offering Price:	99.881%
Underwriter’s Commission:	0.450%
All-in Price to Issuer:	99.431%
Net Proceeds to Issuer (after commissions, before expenses):	$745,732,500
Interest Payment Dates:	Semi-annually on April 30 and October 30, beginning on October 30, 2020.
Optional Redemption:

Prior to October 30, 2020, the Notes may not be redeemed.

October 30, 2020 to January 30, 2030 (the date that is 90 calendar days prior to the scheduled maturity date of the Notes), the Notes may be redeemed, in whole or in part, at any time or from time to time at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium (as described under “Description of the Notes – Optional Redemption” in the Preliminary Prospectus), plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Ex A-1

The Notes may be redeemed, in whole or in part, at any time or from time to time on or after January 30, 2030 (the date that is 90 calendar days prior to the scheduled maturity date of the Notes) at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
Make-Whole Premium:	T+40 basis points
Day Count Convention:	30/360
Concurrent Unregistered Offering:	In a concurrent unregistered offering, our subsidiary Citizens Bank, N.A. is offering $750,000,000 aggregate principal amount of its 2.250% Senior Notes due 2025 (the “Bank Notes”). The Bank Notes are being offered pursuant to Section 16.6 of the regulations of the Office of the Comptroller of the Currency and an exemption provided in Section 3(a)(2) of the Securities Act of 1933, as amended, and are not being offered hereby.
CUSIP:	174610 AT2
ISIN:	US174610AT28
Joint Book-Running Managers:	Barclays Capital Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Citizens Capital Markets, Inc.
Co-Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Mizuho Securities USA LLC UBS Securities LLC
Wells Fargo Securities, LLC

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

It is expected that delivery of the Notes will be made against payment therefor on or about April 30, 2020, which will be the third business day following the date hereof (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The Issuer has filed a registration statement (including the Preliminary Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it by

Ex A-2

contacting Barclays Capital Inc. toll-free at 1-888-603-5847, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 and Citizens Capital Markets, Inc. at 1-203-900-6763.

Ex A-3